BYLAWS
                                       OF
                           CMFG LIFE INSURANCE COMPANY
                   (an Iowa Stock Life Insurance Corporation)
                   (hereinafter referred to as the "Company")

                                    ARTICLE 1
                                PRINCIPAL OFFICE
                                ----------------

    The location of the principal office of the Company in the State of Iowa shall be as provided in the Company's Amended and Restated Articles of Incorporation (the "Articles"), The Company may have such other offices either within or without the State of Iowa as the business of the Company may from time to time require.

                                    ARTICLE 2
                           REGISTERED OFFICE AND AGENT
                           ---------------------------

    The initial registered agent and office of the Company are set forth in the Articles. The registered agent or registered office, or both, may be changed by resolution of the Board of Directors.

                                    ARTICLE 3
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

    SECTION 3.1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, time and date as the Board of Directors shall fix, which date shall be within the earlier of the first six (6) months after the end of the Company's fiscal year or fifteen (15) months after the shareholders' last annual meeting.

    SECTION 3.2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law (which for purposes of these Bylaws shall mean as required from time to time by the Iowa Business Corporation Act ("IBCA") or the Articles), may be called by the Chair of the Board or the Board of Directors, and shall be called by the Board of Directors upon the written demand, signed, dated and delivered to the Secretary, of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date and place of any special meeting shall be determined by the Board of Directors or by the Chair of the Board. Unless otherwise provided in the Articles, a written demand for a special meeting may be revoked by a writing to that effect received by the Company prior to the receipt by the Company of demands sufficient in number to require the holding of a special meeting.

    SECTION 3.3.   Notices and Reports to Shareholders.
                   -----------------------------------
    (a) Notice of the place, date and time of all meetings of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. The Board of Directors may establish a record date for the determination of shareholders entitled to notice, as provided in Section 3.5 of these Bylaws. Notice of adjourned meetings need only be given if required by law or Section 3.7 of these Bylaws.

    (b) If notice of proposed corporate action is required by law to be given to shareholders not entitled to vote and the action is to be taken by consent of the voting shareholders, the Company shall give all shareholders written notice of the proposed, action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to shareholders not entitled to vote in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

    (c) Notice may be communicated in person, by mail or other method of delivery, or by telephone, voice mail or other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television or other form of public broadcast communication. Written notice by the Company to its shareholders, if in a comprehensible form, is effective according to one of the following: (i) upon deposit in the United States mail, if mailed post-paid and correctly addressed to the shareholder's address shown in the Company's current record of shareholders; or (ii) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

    (d) Notice to a shareholder shall not be required to be given if either of the following applies:(i) notice of two (2) consecutive annual meetings, and all notices of meetings during the period between such two (2) consecutive annual meetings, have been sent to the shareholder at such shareholder's address as shown on the records of the Company and have been returned undeliverable; or
(ii) all, but not less than two (2), payments of dividends on securities during a twelve (12) month period, or two (2) consecutive payments of dividends on securities during a period of more than twelve (12) months, have been sent to the shareholder at such shareholder's address as shown on the records of the Company and have been returned undeliverable. If any such shareholder shall deliver to the Company a written notice setting forth such shareholder's then-current address, the requirement that notice be given to such shareholder shall be reinstated.

    SECTION 3.4.   Waiver of Notice.
                   ----------------

    (a) Any shareholder may waive any notice required by law or these Bylaws if such waiver is in writing and signed by the shareholder entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice to such shareholder in due time as required by law or these Bylaws. Any such waiver shall be delivered to the Company for inclusion in the minutes or filing with the corporate records.

    (b) A shareholder's attendance at a meeting, in person or by proxy, waives (i) objection to lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

    SECTION 3.5. Record Date. The Board of Directors may fix, in advance, a date as the record date for any determination of shareholders for any purpose, such date in every case to be not more than seventy (70) days prior to the date on which the particular action or meeting requiring such determination of shareholders is to be taken or held. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of a shareholders' meeting is communicated to shareholders or the date on which the Board of Directors authorizes a share dividend or a distribution (other than one involving a repurchase or reacquisition of shares), as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, Unless the Board of Directors selects a new record date or unless a new record date is required by law.

    SECTION 3.6. Shareholders' List. After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list, was prepared and continuing through the meeting, at the Company's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person's expense,

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during the period it is available for inspection. The Company shall make the shareholders' list available at the meeting, and any shareholder, or a shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

    SECTION 3.7.   Quorum.
                   ------

    (a) At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If at the time for which a meeting of shareholders has been called less than a quorum is present, the chair of the meeting or a majority of the votes present may adjourn the meeting to another place, date or time.

    (b) When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity with these Bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

    (c) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

    SECTION 3.8.   Organization.
                   ------------

    (a) The Chair of the Board, or in the absence of the Chair of the Board, the Vice Chair, or in the absence of the Vice Chair, such person as the Board of Directors may have designated, shall call meetings of the shareholders to order and shall act as chair of such meetings.

    (b) The Secretary of the Company shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the chair may appoint any person to act as secretary of the meeting.

    SECTION 3.9.   Voting of Shares.
                   ----------------

    (a) Every shareholder entitled to vote may vote in person or by proxy. Except as provided in subsection (c) of this Section 3.9 or unless otherwise provided by law, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided by law, directors in each class shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes for directors unless the Articles so provide.

    (b) The shareholders having the right to vote shares at any meeting shall be only those of record on the stock books of the Company, on the record date fixed by law or pursuant to the provisions of Section 3.5 of these Bylaws.

    (c) Absent special circumstances, the shares of the Company held, directly or indirectly, by another corporation, are not entitled to vote if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Company. The foregoing does not limit the power of the Company to vote any shares held by the Company in a fiduciary capacity.

    (d) Voting by shareholders on any question or in any election may be viva voce unless the chair of the meeting shall order or any shareholder shall demand that voting be by ballot. On a vote by

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ballot, each ballot shall be signed by the shareholder voting, or in the shareholder's name by proxy, if there be such proxy, and shall state the number of shares voted by such shareholder.

    (e) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.

    SECTION 3.10.  Voting by Proxy or Representative.
                   ---------------------------------

    (a) At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing, which appointment shall be effective when received by the secretary of the meeting or other officer or agent authorized to tabulate votes. An appointment of a proxy is valid for eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment form.

    (b) Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee or another corporation may be voted as provided by law.

    (c) A shareholder or shareholder's agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission that complies with Section 8.1 of these Bylaws. An electronic transmission must contain or be accompanied by information from which one can determine that the shareholder, the shareholder's agent, or the shareholder's attorney-in-fact authorized the electronic transmission.

    SECTION 3.11. Inspectors. The Board of Directors in advance of any meeting of shareholders may (but shall not be obligated to) appoint inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as chair of any such meeting may, and on the request of any shareholder or the shareholder's proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the officer or person acting as chair. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting; determine the validity of proxies and ballots; count all votes and determine the result. Each inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector's ability. The maximum number of such inspectors appointed shall be three (3), and no inspector whether appointed by the Board of Directors or by the officer or person acting as chair need be a shareholder.

    SECTION 3.12. Action Without Meeting. Except as otherwise set forth in this Section 3.12, any action required or permitted by law to be taken at a meeting of the shareholders may be taken without a meeting or vote if one (1) or more consents in writing setting forth the action taken shall be signed and dated by the holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Company for inclusion in the minutes or filing with the Company's records; provided, however, that a director shall not be removed by written consents unless written consents are obtained from the holders of all the outstanding shares of the Company. Written consents from a sufficient number of shareholders must be obtained within sixty (60) days from the date of the earliest dated consent for such consents to be effective to take corporate action. If not otherwise fixed by law or in accordance with these Bylaws, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs such a written consent. Written consents may be delivered to the Company by electronic transmission. A written consent may be revoked by a writing to that effect received by the Company prior to the receipt by the Company of unrevoked written consents sufficient in number to take the corporate action.

    SECTION 3.13. Conduct of Business. The chair of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and

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the conduct of business as seem to him or her to be in order. The chair shall also announce at the meeting when the polls close.

                                    ARTICLE 4
                               BOARD OF DIRECTORS
                               ------------------

    SECTION 4.1. Qualifications and General Powers. The business and affairs of the Company shall be managed under the direction of the Board of Directors. No director is required to be an officer or employee or a shareholder of the Company or, unless otherwise required by Iowa insurance laws, to be a resident of the State of Iowa. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances.

    SECTION 4.2. Number of Directors; Tenure. The number of directors of the Company shall be not less than five (5) nor more than fifteen (15), with the specific number to be determined from time to time by resolution of the Board of Directors. The term of office of each director shall begin at the shareholders' meeting at which such director is elected or at the time elected by the Board of Directors. Each director shall serve until the next annual shareholders' meeting following such director's election and until a successor is duly elected and qualified or until the earlier disqualification, death, resignation, or removal of such director. Such director shall be eligible for re-election.

    SECTION 4.3. Quorum and Manner of Acting. A quorum of the Board of Directors consists of a majority of the number of directors determined in accordance with Section 4.2. If at any meeting of the Board of Directors there is less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors.

    SECTION 4.4. Resignation. Any director of the Company may resign at any time by delivering written notice to the Chair of the Board, the Board of Directors or the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

    SECTION 4.5. Removal. A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose in the manner prescribed by law.

    SECTION 4.6. Vacancies. Vacancies on the Board of Directors which occur prior to the expiration of a director's regular term of office by reason of resignation, retirement, removal, legal incapacity or death, or other vacancies which may occur for any reason in between annual meetings of shareholders may be filled by appointment made in a resolution duly adopted by a majority of the directors then in office at any meeting of the Board of Directors or by appointment made in a unanimous written consent action of the directors taken in lieu of a meeting. A director appointed to fill a vacancy shall hold office until the next annual meeting of shareholders. Unless a director's service is otherwise terminated by resignation, retirement, removal, legal incapacity or death, a director, whether appointed or elected, shall serve until a successor is elected or appointed and qualified.

    SECTION 4.7. Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the Board of Directors and the Board of Directors may fix the compensation of directors from time to time by resolution.

    SECTION 4.8. Place of Meetings, etc. The Board of Directors may hold its meetings at such place or places within or without the State of Iowa, as the Board of Directors may from time to time determine. A director may participate in any meeting by any means of communication, including, but not limited to telephone conference call, by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

    SECTION 4.9. Annual Meeting. Immediately after the final adjournment of each annual meeting of the shareholders for the election of directors, the Board of Directors shall meet, at the same place where said meeting of shareholders finally adjourned, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.

    SECTION 4.10. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the board.

    SECTION 4.11.  Special Meetings; Notice.
                   ------------------------

    (a) Special meetings of the Board of Directors shall be held whenever called by direction of the Chair of the Board, the President or one-third (1/3) of the directors at the time being in office.

    (b) Notice of each such meeting shall be communicated to each director at least two (2) days before the date on which the meeting is to be held. Each notice shall state the date, time and place of the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.

    SECTION 4.12. Waiver of Notice. A director may waive any notice required by law or these Bylaws if in writing and signed by the director entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice in due time as required by these Bylaws. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

    SECTION 4.13. Director's Assent Presumed. A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

    SECTION 4.14.  Order of Business.
                   -----------------

    (a) At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the Board of Directors may determine by resolution.

    (b) At all meetings of the Board of Directors, the Chair of the Board, or in the absence of the Chair of the Board, the Vice Chair, or in the absence of the Vice Chair, the person designated by the vote of a majority of the directors present, shall preside.

    SECTION 4.15. Action Without Meeting. Any action required or permitted by law to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors and if one (1) or more consents in writing describing the action so taken shall be signed by each director then in office and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. Written consents may be delivered to the Company by electronic transmission. A director's consent may be withdrawn by a

                                                                          Page 6
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revocation signed by the director and delivered to the Company prior to the delivery to the Company of unrevoked written consents signed by all of the directors.

    SECTION 4.16.  Committees.
                   ----------

    (a) The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one
(1) or more committees, including an executive committee, each committee to consist of one (1) or more directors appointed by the Board of Directors, except as otherwise required under the IBCA. Any such committee shall serve at the will of the Board of Directors. Each such committee shall have the powers and duties delegated to it by the Board of Directors. The Board of Directors may elect one
(1) or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chair of the Board or the chair of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request.

    (b) A committee of the board shall not: (i) authorize distributions by the Company unless in accordance with a formula or method, or within limits, prescribed by the Board of Directors; (ii) approve or propose to shareholders of the Company action that the law requires be approved by shareholders; (iii) fill vacancies on the Board of Directors of the Company or on any of its committees; provided, however, in the absence or disqualification of a member of a committee, the member or members present at a meeting and not disqualified from voting may unanimously appoint another director to act in place of the absent director; or (iv) adopt, amend or repeal bylaws of the Company.

    SECTION 4.17. Dividends. The Board of Directors may authorize and the Company may make distributions to its shareholders in cash or property out of earned surplus (as defined below), but no distribution may be made if, after giving it effect, either of the following would result:

            (a) The Company would not be able to pay its debts as they become due in the usual course of business; or

            (b) The Company's total assets would be less than the sum of its total liabilities plus,unless the Articles permit otherwise, the amount that would be needed, if the Company were to be dissolved at the time of this distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

    The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

    "Earned surplus" means surplus as regards policyholders less paid-in and contributed surplus, and may include a fair revaluation of assets by the Board of Directors that is reasonable under the circumstances; provided, however, assets revalued by the Board of Directors cannot be included in earned surplus until thirty (30) days after the Commissioner of Insurance of the State of Iowa has received notice of the revaluation and has approved the revaluation.

                                    ARTICLE 5
                                    OFFICERS
                                    --------

    SECTION 5.1. Number. The principal officers of the Company shall be Chair of the Board, Vice Chair, Secretary, Treasurer and President.

    SECTION 5.2. Election and Term of Office. The principal officers of the Company shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until

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his/her successor shall have been duly elected or until his/her death or until he/she shall resign or shall have been removed.

    SECTION 5.3. Resignation and Removal. An officer may resign at any time by delivering notice to the Secretary or the Board of Directors. A resignation is effective when the notice is delivered unless the notice specifies a later effective time. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment shall not of itself create contractual rights.

    SECTION 5.4. Vacancies. A vacancy in any principal office because of death, resignation,removal, disqualification or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

    SECTION 5.5. Chair of the Board. The Chair of the Board shall preside at all meetings of shareholders of the Company and the Board of Directors. The Chair shall appoint committees which are not standing committees or other committees required to be elected or appointed by the Board of Directors. The Chair shall perform such other duties as shall be assigned to him/her from time to time by the Board of Directors or the shareholders.

    SECTION 5.6. Vice Chair. The Vice Chair shall, in the absence or disability of the Chair of the Board, perform the duties of that office.

    SECTION 5.7. Secretary. The Secretary shall keep or cause to be kept the minutes of meetings of the shareholders and of the Board of Directors. The Secretary or one of the Assistant Secretaries appointed by the Board shall cause all notices to be duly given in accordance with the provisions of these Bylaws or as required by law. The Secretary or an Assistant Secretary shall have custody of the corporate records and of the seal of the Company and shall affix the seal of the Company to all instruments, the execution of which on behalf of the Company under its seal is duly authorized, and shall keep or cause to be kept a register of the post office address of all shareholders which are furnished to the Secretary by such shareholders. The Secretary or an Assistant Secretary shall sign with the President or an administrative vice president certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors, and shall have general charge of the stock transfer books of the Company. The Secretary shall perform or cause to be performed by an Assistant Secretary such other duties as are required of him/her by law, the Board of Directors, and the Bylaws of the Company.

    SECTION 5.8. Treasurer. The Treasurer shall be the financial officer of the Company. The Treasurer shall be responsible for the custody of all funds and securities of the Company in accordance with authorization and direction of the Board of Directors. The Treasurer shall be responsible for reporting to the Board of Directors at each regular meeting with respect to the funds and securities of the Company. The Treasurer shall perform such other duties as are assigned to him/her by the Board of Directors. The Treasurer shall furnish to the Directors, whenever required by them, such statements and abstracts of records as are necessary for a full exhibit of the financial condition of the Company.

    SECTION 5.9. President. The President shall be the principal executive officer of the Company and shall have the additional title of Chief Executive Officer. He/She shall, subject to the control of jhe Board of Directors, in general supervise and control all of the business and operations of the Company. The President shall be responsible for authorization of expenditure of all funds of the Company as have been approved by the Board of Directors in the budget or that are within the general authority granted by the Board of Directors for expenditure of funds. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Company as the President shall deem necessary,. to prescribe ..their powers,, .duties and compensation, an4 to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign, execute, and acknowledge on behalf of the Company all deeds, mortgages, bonds, stock certificates, contracts under seal, leases, reports and all other documents or instruments, whether or not under seal, which are authorized by or under authority of the Board of Directors, provided that any such documents or instruments may, but need not, be countersigned by the Secretary or an Assistant Secretary. Except as otherwise provided by law or the Board of Directors, he/she may authorize any administrative vice president or other officer or agent of the Company to sign, execute, and acknowledge such documents or instruments in his/her place and stead. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall prepare or cause to be prepared a report of the business and operations of the Company for the period since the last regular meeting for submission to the Board of Directors at each regular meeting. The President shall also prepare or cause to be prepared an annual proposed budget for submission to the Board of Directors.

    SECTION 5.10. Assistant Treasurer. One (1) or more Assistant Treasurers shall be appointed by the Board of Directors. They shall be responsible for the proper deposit and disbursement of all funds of the Company. An Assistant Treasurer shall keep or cause to be kept regular books of account. An Assistant Treasurer shall deposit or cause to be deposited all funds of the Company in the name of the Company in such financial institutions as are designated for such purpose by the Board of Directors from time to time. An Assistant Treasurer shall be responsible for the proper disbursement of funds of the Company, including responsibility that checks of the Company drawn on any account are signed by such officer or officers, agent or agents, employee or employees of the Company in such manner, including the use of a facsimile signature where authorized, as the Board of Directors has determined or authorized, and they shall perform all of the duties incident to the office of Assistant Treasurer and such other duties as from time to time may be assigned to them by the Treasurer.

    SECTION 5.11. Other Assistant and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally. Such assistant or acting officer appointed by the Board of Directors shall have the power to perform all the duties of the office to which he/she is so appointed to be assistant or as to which he/she is so appointed to act except as such power may be otherwise defined or restricted by the Board of Directors.

    SECTION 5.12. Administrative Officers and Assistant Administrative Officers. The President shall appoint administrative officers and assistant administrative officers who shall be appointed as deemed appropriate for the conduct of the affairs of the Company for such term of office as may be designated or without designated term of office, subject to removal at will or by appointment of a successor in office. The administrative officers and assistant administrative officers shall perform such duties and have such authority as may be assigned from time to time by the President.

    In the absence of the President or in the event of his/her death or inability or refusal to act, the administrative vice presidents in the order designated by the President shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

    SECTION 5.13. Salaries. The Board of Directors may establish reasonable compensation and benefits for officers of the Company or may delegate such authority to an appropriate individual or committee. No officer shall be prevented from receiving such salary by reason of the fact that he/she is also a Director of the Company.

                                    ARTICLE 6
                       SHARES, THEIR ISSUANCE AND TRANSFER
                       -----------------------------------

    SECTION 6.1. Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Company, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Company. Before the Company issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.

    SECTION 6.2. Certificates for Shares. Every shareholder of the Company shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the Company owned by such shareholder.

    SECTION 6.3. Execution of Certificates. The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Company. The signatures of the President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Company upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Company shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer or employee or agent at the date of its issue.

    SECTION 6.4. Share Record. A record shall be kept by the Secretary, or by any other officer,employee or agent designated by the Board of Directors, of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation.

    SECTION 6.5. Cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in
Section 6.8 of these Bylaws.

    SECTION 6.6. Transfers of Stock. Transfers of shares of the capital stock of the Company shall be made only on the books of the Company by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Company, shall be so expressed in the entry of transfer.

    SECTION 6.7. Regulations. The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Company.

    SECTION 6.8. Lost, Destroyed, or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                                    ARTICLE 7
                                 AUTHORIZATIONS
                                 --------------

    SECTION 7.1. Policy Contracts. The President, the Secretary and such additional officers as may be authorized by the Board of Directors shall have authority to execute all policies of insurance or contracts for annuities on behalf of the Company.

    SECTION 7.2. Agency Contracts. The President, the Secretary and such additional officers or any other employees as may be authorized by the Board of Directors or designated in writing by the

President shall have authority to execute agency contracts and related agreements on behalf of the Company.

    SECTION 7.3. Statutory Agents. The President, the Secretary and such additional officers as may be authorized by the Board of Directors are authorized to appoint statutory agents of the Company and to execute powers of attorney in evidence thereof, authorizing such statutory agents to accept service of process against the Company, to execute any and all papers and to comply with all applicable requirements of law in order to qualify the Company to do business in any state, territory, district, country or jurisdiction and to take any other action on behalf of the Company necessary or proper to be taken in compliance with law or with rules or regulations of the supervisory authorities in order to qualify the Company to do business.

    SECTION 7.4. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

    SECTION 7.5. Loans. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    SECTION 7.6. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by the President or such other officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by the President or by resolution of the Board of Directors.

                                    ARTICLE 8
                                 INDEMNIFICATION
                                 ---------------

    SECTION 8.1. Definitions. All capitalized terms used in this Article 8 shall have the meaning set forth in Section 5.1 of the Articles.

    SECTION 8.2.   Procedural Requirements.
                   ------------------------
    (a) A Director or Officer who seeks indemnification under Section 5.2 of the Articles shall make a written request therefor to the Company. Subject to
Section 8.2(b), within sixty (60) days of the Company's receipt of such request, the Company shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 8.4).

    (b) No indemnification shall be required to be paid by the Company pursuant to Section 5.2 of the Articles if:

            (i) The indemnification is for liability in connection with a proceeding by or in the right of the Company against the Director, except for reasonable expenses incurred in connection with the proceeding provided a determination is made in accordance with this Article 8 that the Director did not engage in misconduct constituting a Breach of Duty; or

            (ii) The indemnification is for liability in connection with a proceeding by or in the right of the Company against the Officer other than for reasonable expenses incurred in connection with the proceeding; or

            (iii) The indemnification is in connection with any proceeding with respect to conduct for which the Director was adjudged liable on the basi& that the Director received a financial benefit to which the Director was not entitled, whether or not involving action in the Director's official capacity; or

            (iv) Within the sixty (60)-day period referenced in Section 8.2(a), (a) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (b) a Disinterested Quorum cannot be obtained.

    (c) In either case of nonpayment pursuant to Section 8.2(b)(iv), the Board shall immediately authorize by resolution that an Authority, as provided in Section 7.3, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

    (d) (i) If the Board does not authorize an Authority to determine the Director's or Officer's right to indemnification hereunder within such sixty
(60)-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Company, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Company of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

    SECTION 8.3.   Determination of Indemnification.
                   --------------------------------

    (a) If the Board authorizes an Authority to determine a Director's or Officer's right to indemnification pursuant to Section 8.2, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

            (i) The board of directors, pursuant to and in accordance with
    Section 490.855(2)(a) of the IBCA, Chapter 490 of the Code of Iowa (2011) (the "Statute");

            (ii) Special legal counsel, pursuant to and in accordance with
    Section 490.855(2)(b) of the Statute; or

            (iii) A court pursuant to and in accordance with Section 490.854 of the Statute.

    (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Company or such other party asserting that such indemnification should not be allowed.

    (c) The Authority shall make its determination within sixty (60) days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Company and the Director or Officer.

    (d) If the Authority determines that indemnification is required hereunder, the Company shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 8.4), including interest thereon at a reasonable rate, as determined by the Authority, within ten (10) days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Company shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

    (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Company regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

    (f)     All Expenses incurred in the determination process under this
Section 8.3 by either the Company or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Company.

    SECTION 8.4.   Mandatory Allowance of Expenses.
                   --------------------------------

    (a) The Company shall pay or reimburse from time to time or at any time, within ten (10)days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:

            (i) The Director or Officer furnishes to the Company an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

           (ii) The Director or Officer furnishes to the Company an unsecured executed written agreement to repay any advances made under this Section
    8.4 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Company for such Expenses pursuant to
    Section 8.3.

    (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 8.4, such Director or Officer shall not be required to pay interest on such amounts.

    SECTION 8.5.   Indemnification and Allowance of Expenses of Certain Others.
                   ------------------------------------------------------------

    (a) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director of officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

    (b) The Company shall indemnify an employee who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Company.

    (c) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 7.5(b) hereof) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Company acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

    SECTION 8.6. Insurance. The Company may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Company against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Company is required or permitted to indemnify against any such Liability under Section 5.2 of the Articles and/or this Article 8.

    SECTION 8.7. Notice to the Company. A Director, Officer or employee shall promptly notify the Company in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Company of any liability to the Director, Officer or employee hereunder unless the Company shall have been irreparably prejudiced by such failure (as determined, in the case of Directors and Officers only, by an Authority selected pursuant to Section 7.3(a)).

    SECTION 8.8. Nonexclusivity. The rights of a Director, Officer or employee (or any other person) granted under Article V of the Articles and/or this Article 8 shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Company or otherwise, including, without limitation, under the Statute. Nothing contained in Article V of the Articles (in the case of Directors and Officers only) or this Article 8 shall be deemed to limit the Company's obligations to indemnify against Liabilities or allow Expenses to a Director, Officer or employee under the Statute.

    SECTION 8.9. Contractual Nature; Repeal or Limitation of Rights. Article V of the Articles (in the case of Directors and Officers only) and this Article
8 shall be deemed to be a contract between the Company and each Director, Officer and employee of the Company and any repeal or other limitation of
Article V of the Articles (in the case of Directors and Officers only) and/or this Article 8 or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce
Article V of the Articles (in the case of Directors and Officers only) and/or this Article 8 with regard to acts, omissions or events arising prior to such repeal or limitation.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS
                            ------------------------

    SECTION 9.1. Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile and electronic signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors or a committee thereof. An "electronic signature" is any electronic symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with the intent to sign such document. "Electronic signature" includes (i) a unique password or unique identification assigned to a person by the Company; (ii) a person's typed name attached to or part of an electronic transmission sent by or from a source authorized by such person such as an e-mail address provided by such person as that person's e-mail address; (iii) a person's facsimile signature; and (iv) any other form of electronic signature approved by the board.

    SECTION 9.2. Corporate Seal. The Board of Directors may adopt, use and, at will, alter a corporate seal. Failure to affix a seal does not affect the validity of any instrument. This corporate seal may be used in facsimile form.

    SECTION 9.3. Fiscal Year. The fiscal year of the Company shall be from the first day of January through the last day of December.

    SECTION 9.4. Corporate Records. The books and records of the Company shall be kept (except that the shareholder list must also be kept at the places described in Section 3.7 of these Bylaws) at the principal office of the Company.

    SECTION 9.5. Voting of Stocks Owned by the Company. In the absence of a resolution of the Board of Directors to the contrary, the President and any Vice President acting within the scope of his or her authority as provided in these Bylaws, are authorized and empowered on behalf of the Company to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders of any corporation in which the Company holds or owns shares of stock, and in that connection, on behalf of the Company, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The Board of Directors shall have authority to designate any officer or person as a proxy or attomey-in-fact to vote shares of stock in any other corporation in which the Company, may own or. hqld shares of stock.

    SECTION 9.6. Severability. If any provision of these Bylaws (or any portion, including words or phrases, thereof) or the application of any provision (or any portion, including words or phrases, thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect under applicable law by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect other provisions hereof (or the remaining portion hereof) or the application of such provision to any other persons or circumstances, which unaffected provisions (or portions thereof) shall remain valid, legal and enforceable to the fullest extent permitted by law.

    SECTION 9.7.   Shareholders' Right to Information.
                   ----------------------------------
    (a) A shareholder of the Company is entitled to inspect and copy, during regular business hours at the Company's principal office, any of the following records of the Company:

            (i) Articles or restated articles of incorporation and all amendments currently in effect;

            (ii) Bylaws or restated bylaws and all amendments currently in effect;

            (iii)  Resolutions adopted by the Board of Directors creating one
    (1) or more classes or series of shares and fixing their relative rights, preferences and limitations, if snares issued pursuant to those resolutions are outstanding;

            (iv) Minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting, for the past three (3) years;

            (v) All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years;

            (vi) A list of the names and business addresses of the Company's current directors and officers; and

            (vii) The Company's most recent biennial report delivered to the Iowa Secretary of State;

provided the shareholder shall have given the Company written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy.

    (b) If a shareholder makes a demand in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and the record requested is directly connected with the shareholder's stated purpose, then the shareholder shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Company, any of the following records of the Company provided the shareholder gives the Company written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy any of the following:

            (i) Excerpts from minutes of any meeting of the Board of Directors, records of any actions of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the Board of Directors without a meeting to the extent not subject to inspection under paragraph (a) above;

            (ii)   Accounting records of the Company; and

            (iii)  The record of shareholders of the Company.

    (c) Upon written request from a shareholder, the Company, at its expense, shall furnish to that shareholder the annual financial statements of the Company, including a balance sheet and income statement and, if the annual financial statements are reported upon by a public accountant, that report must accompany them.

    (d) The Company may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge shall not exceed the estimated cost of production or reproduction of the records.

    SECTION 9.8. Inspection of Records by Directors. A director is entitled to inspect and copy the books, records, and documents of the Company at any reasonable time to the extent reasonably related to the performance of the director's duties as a director, including any duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the Company.

    SECTION 9.9. Electronic Transmissions. "Electronic transmission" or "electronically transmitted" means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient. Notice by electronic transmission is written notice. Notices and written consents may be given by electronic transmission. Each written consent given by electronic transmission shall contain an electronic signature of the person giving such written consent.

    SECTION 9.10. Audit. The books and accounts of the Company shall be audited at least annually by a certified public accountant to be selected each year by the Board of Directors. On the request in writing addressed to the Chair of the Board by any five (5) members of the Board of Directors at any time, a special audit shall be made of the affairs of the Company by a certified public accountant to be selected by such five (5) directors.

                                   ARTICLE 10
                                   AMENDMENTS
                                   ----------

    SECTION 10.1. Amendments to Bylaws. These Bylaws may be amended or repealed by the Board of Directors or by the shareholders; provided, however, that the shareholders may from time to time specify particular provisions of the Bylaws which shall not be amended or repealed by the Board of Directors.

                                                                        922263-1